SECURITIES AND EXCHANGE COMMISSION

                                 Washington D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 December 31, 2003
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                                  NESTOR, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


            0-12965                                     13-3163744
   --------------------------             --------------------------------------
    (Commission file number)               (IRS employer identification number)


                        400 MASSASOIT AVENUE, SUITE 200
                      EAST PROVIDENCE, RHODE ISLAND 02914
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                    (Address of principal executive offices)


                                 (401) 434-5522
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              (Registrant's telephone number, including area code)






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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

          CONVERSION OF SILVER STAR NOTE.
          -------------------------------

          On December 31, 2003, Nestor, Inc. (the "Company") exercised its option to satisfy its obligations to Silver Star Partners I, LLC ("Silver Star") under a $2,000,000 principal amount convertible note (the "Note") by issuing 676,384 shares of the Company's common stock, par value $.01 per share ("Common Stock"), at a conversion price of $3.00 per share.

          PRIVATE PLACEMENT.
          ------------------

          The Company sold 2,238,000 shares of its Common Stock to accredited investors in a private placement conducted during the weeks of December 29, 2003 and January 5, 2004. The shares were sold at $3.00 per share, with net proceeds to the Company, excluding expenses of the offering, of $2.76 per share. The Company is obligated, pursuant to a registration rights agreement, to register the resale of those shares by their holders. The Company has other obligations in connection with that registration, including causing the registration statement filed to remain continuously effective for two years or, if earlier, until the distribution of shares covered by the registration statement is complete and indemnifying the holders from liabilities it may incur resulting from any untrue statement or omission of a material fact in the registration statement and related documents and from other liabilities related to the registration.

          LAURUS MASTER FUND, LTD. TRANSACTIONS.
          --------------------------------------

          On January 14, 2004, the Company retired the $2 million convertible note held by Laurus Master Fund, Ltd. ("Laurus")by converting 492,904 shares at $1.55 per share and redeeming the remaining $1,150,750 of the note. The Company also issued a new $1.5 million convertible note to Laurus bearing interest at 5.25% per annum, and convertible into common stock of the Company at $3.50 per share.

          On January 14, 2004 the Company also entered into a Securities Purchase Agreement (the "Agreement") with Laurus. Pursuant to the Agreement, the Company issued to Laurus a new Convertible Note (the "Note") in the principal amount of $1,500,000 that bears interest at the prime rate plus 1.25% (subject to a floor of 5.25% per year) and matures on January 14, 2006. The net proceeds from the Note shall be used for the construction, installation and maintenance of the Company's traffic surveillance systems and for other general corporate purposes. The Note may be repaid at the Company's option, in cash or, subject to certain limitations, through the issuance of shares of Common Stock. The Company will have an option to pay the monthly amortized amount in shares at the fixed conversion price of $3.50 per share if the shares are registered with the Securities and Exchange Commission ("SEC") for public resale and the then current market price is 120% above the fixed conversion price. The Note includes a right of conversion in favor of Laurus. If Laurus exercises its conversion right at any time or from time to time at or prior to maturity, the Note will be convertible into shares of the Company's common stock at a fixed conversion price, subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the Agreement). In conjunction with this transaction, Sage Investments, Inc. will be paid a fee of $60,000.

          The Company has agreed to file a registration statement with the SEC to register the public resale by Laurus of the common stock to be issued upon conversion of the Note.

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          CrossingGuard,  Inc. ("CGI"), an indirectly wholly-owned subsidiary of the Company has previously granted Laurus a general security interest in its assets, which primarily comprise contracts with Cerritos, CA; Pasadena, CA; Costa Mesa, CA and Fullerton, CA, and issued a guaranty of payment by Nestor in favor of Laurus; such security interest and guaranty will continue and secure the Note. Nestor Traffic Systems, Inc., a wholly-owned subsidiary of the Company and sole stockholder of CGI, has previously pledged the stock of CGI to Laurus, which pledge will secure the Note.


A copy of the press release relating to the events described above is attached as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits:

             The following exhibits are filed as part of this report:


             Exhibit Number                  Description
             --------------                  -----------

                 10.1 Security Purchase Agreement dated January 14, 2004 between Nestor, Inc. and Laurus Master Fund, Ltd.

                 10.2 Convertible Note dated January 14, 2004 made by Nestor, Inc. to Laurus Master Fund, Ltd.

                 10.3 Registration Rights Agreement dated January 14, 2004 between Nestor, Inc. and Laurus Master Fund, Ltd.

                 99.1       Press Release dated January 15 2004.






                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NESTOR, INC.
                                       (Registrant)



                                       By: /s/ Nigel P. Hebborn
                                          --------------------------------------
                                          Nigel P. Hebborn
                                          Treasurer and Chief Financial Officer



Dated:     January 14, 2004


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                                  EXHIBIT INDEX
                                  -------------


     Exhibit Number                    Description
     --------------                    -----------

       10.1 Security Purchase Agreement dated January 14, 2004 between Nestor, Inc. and Laurus Master Fund, Ltd.

       10.2            Convertible Note dated January 14,2004
                       made by Nestor, Inc. to Laurus Master Fund, Ltd.

       10.3 Registration Rights Agreement dated January 14, 2004 between Nestor, Inc. and Laurus Master Fund, Ltd.

       99.1            Press Release dated January 15 2004.



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